Exhibit 99.1

Noodles & Company Announces Third Quarter 2023 Financial Results

Broomfield, Colo., November 7, 2023 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its third quarter ended October 3, 2023.

Key highlights for the third quarter of 2023 versus the third quarter of 2022 include:
•Total revenue decreased 1.2% to $127.9 million from $129.4 million in the third quarter of 2022.
•Comparable restaurant sales decreased 3.7% system-wide, comprised of a 4.3% decrease at company-owned restaurants and a 1.2% decrease at franchise restaurants.
•Net income was $0.7 million, or $0.02 per diluted share, compared to net income of $0.8 million, or $0.02 per diluted share, in the third quarter of 2022.
•Operating margin was 1.6% compared to 1.2% in the third quarter of 2022.
•Restaurant contribution margin(1) was 16.4% compared to 14.4% in the third quarter of 2022.
•Adjusted EBITDA(1) was $11.7 million, an increase of $1.9 million compared to the third quarter of 2022.
•Adjusted net income(1) was $1.6 million, or $0.04 per diluted share, compared to adjusted net income of $1.6 million, or $0.04 per diluted share, in the third quarter of 2022.
•Four new company-owned restaurants opened in the third quarter of 2023.
_____________________
(1)    Restaurant contribution margin, EBITDA, adjusted EBITDA, and adjusted net income (loss) are non-GAAP measures. Reconciliations of operating income (loss) to restaurant contribution margin, net income (loss) to EBITDA and adjusted EBITDA and net income (loss) to adjusted net income (loss) are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

“Noodles & Company made meaningful traction during the third quarter, evidenced by 200 bps of restaurant contribution margin expansion to 16.4% and nearly 20% growth in Adjusted EBITDA relative to the third quarter of the prior year,” said Dave Boennighausen, Chief Executive Officer of Noodles & Company. “In the third quarter, we made tangible progress in improving the Company’s economic model, while being opportunistic in completing our previously announced $5 million share repurchase program.”

“We continue to aggressively execute strategies to improve upon our comparable restaurant sales trend,” Boennighausen continued. “Our introduction of Chicken Parmesan in September has been one of our most successful new product launches in history and serves as an excellent foundation as we focus on enhancing and optimizing our menu with the help of an industry leading culinary consulting firm. Additionally, we have made progress on our efforts towards price optimization and leveraging our robust digital guest engagement capabilities, supported by digital menu boards, which we anticipate will be installed at all company restaurants by the end of 2023.”

Third Quarter 2023 Financial Results
Total revenue decreased $1.5 million in the third quarter of 2023, or 1.2%, to $127.9 million, compared to $129.4 million in the third quarter of 2022. This decrease was primarily due to a decline in comparable restaurant sales due to lower guest count, partially offset by growth in new restaurant openings.

In the third quarter of 2023, system-wide comparable restaurant sales decreased 3.7%, comprised of a 4.3% decrease at company-owned restaurants and a 1.2% decrease at franchise restaurants.

Operating margin improved to 1.6% in the third quarter of 2023 from 1.2% in the third quarter of 2022. Restaurant contribution margin increased to 16.4% in the third quarter of 2023, compared to 14.4% in the third quarter of 2022. Increases in operating margin and restaurant contribution margin were primarily due to favorability in the Company’s cost of sales as a percentage of sales due to overall lower food and ingredient commodity pricing, particularly with our protein costs, partially offset by higher promotional discounts.

Four company-owned restaurants opened during the third quarter of 2023 and one franchise location closed. The Company did not close any company-owned restaurants. There were 468 restaurants system-wide at the end of the third quarter 2023, comprised of 377 company-owned restaurants and 91 franchise restaurants.

For the third quarter of 2023, the Company reported net income of $0.7 million, or $0.02 per diluted share, compared with net income of $0.8 million in the third quarter of 2022, or $0.02 per diluted share. Income from operations for the third quarter of 2023 was $2.0 million, compared to income from operations of $1.5 million in the third quarter of 2022.

Adjusted net income was $1.6 million, or $0.04 per diluted share, in the third quarter of 2023, compared to adjusted net income of $1.6 million, or $0.04 per diluted share, in the third quarter of 2022. Adjusted EBITDA increased 19.6%, or $1.9 million, to $11.7 million in the third quarter of 2023 compared to 2022.

Liquidity Update & Share Repurchase Authorization:

As of October 3, 2023, the Company had $2.5 million of cash on hand and outstanding debt of $65.4 million. The amount available for future borrowings under its revolving credit facility was $56.6 million as of October 3, 2023.

On July 26, 2023, the Company announced a share repurchase program (the “2023 Share Repurchase Program”) of up to $5.0 million of the Company’s Class A common stock. Under this program, the Company purchased shares of the Company's Class A common stock in the open market. The Company conducted any open market share repurchase activities in compliance with the safe harbor provisions of Rule 10b-18 of the Exchange Act. During the third quarter ended October 3, 2023, the Company repurchased 1,731,952 shares of its common stock for approximately $5.0 million in open market transactions at an average price of $2.86 per share. Share repurchases were accounted for under the retirement method and all repurchased shares were retired and cancelled. The excess of the purchase price over the par value of the shares was recorded as a reduction in additional paid-in capital.
Business Outlook:

Based upon management’s current assessment following third quarter results, the Company has revised guidance related to its 2023 performance. The following is now expected for the full year 2023:

•Total revenue of $502 million to $506 million, from prior guidance of $500 million to $510 million;
•Negative low single-digit Comparable Restaurant Sales;
•Restaurant contribution margin of approximately 15.0%, from prior guidance of 14.5% to 15.0%;
•General & administrative expense of $50 million to $52 million, inclusive of non-cash stock-based compensation expense and $200,000 of corporate restructuring costs, from prior guidance of $50 million to $53 million;
•Adjusted EBITDA of $36 million to $40 million, from prior guidance of $35 million to $40 million;
•Depreciation and amortization of $26.0 million to $27.0 million, from prior guidance of $26.5 million to $27.5 million;
•Disposal of assets of $3.0 million to $3.5 million;
•Net interest expense of $4.5 million to $5.0 million;
•Stock-based compensation of $4.5 million to $5.5 million, from prior guidance of $5.5 million to $6.5 million;
•Adjusted EPS of ($0.08) to $0.00, from ($0.11) to $0.00, including the benefit from our new share repurchase program;
•Approximately 5.0% new restaurant growth system-wide, with a majority of openings being company-owned; and
•Capital expenditures of $45 to $50 million in 2023.

Non-GAAP Financial Measures
The Company believes that a quantitative reconciliation of certain of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these certain non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. The non-GAAP financial measures noted above have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions

Average Unit Volumes — represent the average annualized sales of all company-owned restaurants for a given time period. AUVs are calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. Based on this calculation, temporarily closed restaurants are excluded from the definition of AUV, however restaurants with temporarily reduced operating hours are included. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants. In addition to the factors that impact comparable restaurant sales, AUVs can be further impacted by effective real estate site selection and maturity and trends within new markets.

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold and changes in per-person spend, calculated as sales divided by traffic. Restaurants that were temporarily closed or operating at reduced hours remained in comparable restaurant sales.

Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.

EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, net, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, fees, costs related to corporate matters, severance costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.

Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call

Noodles & Company will host a conference call to discuss its third quarter financial results on Tuesday, November 7, 2023 at 4:30 PM Eastern Time. The conference call can be accessed live by registering at https://register.vevent.com/register/BI45c55038e6d2406d8cabafc0e45e17da. While not required, it is recommended that you join 10 minutes prior to the event start time. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs and costs related to corporate transactions and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies. To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP. Specifically, forecasted adjusted EBITDA, adjusted earnings per share, and contribution margin are forward-looking non-GAAP measures. Quantitative reconciling information for these measures is unavailable without unreasonable efforts. The corresponding GAAP measures (net income, earnings per share, and income (loss) from operations, respectively) are not accessible on a forward-looking basis and such information is likely to be significant to an investor.

For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company

Since 1995, Noodles & Company has been serving guests Uncommon Goodness and noodles your way, with noodles and flavors you know and love as well as new ones you’re about to discover. From indulgent Wisconsin Mac & Cheese to better-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 8,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding expectations with respect to unit growth and planned restaurant openings, projected capital expenditures, and potential volatility through 2023 and 2024 due to the current high inflationary environment and economic uncertainties, including the effects on the consumer sentiment and behavior. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to sustain our overall growth, including our digital sales growth; our ability to open new restaurants on schedule and on budget and cause those newly opened restaurants to be successful; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives, such as digital menu boards, and operational strategies to improve the performance of our restaurant portfolio; the success of our marketing efforts, including our ability to introduce new products; current economic conditions including any impact from inflation or an economic recession; a rising interest rate environment; price and availability of commodities and other supply chain challenges; our ability to adequately staff our restaurants; changes in labor costs; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customer or food supplies; and consumer reaction to industry related public health issues and health pandemics, including perceptions of food safety. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation. To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP. Specifically, forecasted adjusted EBITDA, adjusted EPS and restaurant contribution margin are forward-looking non-GAAP measures. Quantitative reconciling information for these measures is unavailable without unreasonable efforts. The corresponding GAAP measures (net income, earnings per share and operating margin, respectively) are not accessible on a forward-looking basis and such information is likely to be significant to an investor.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2023	September 27, 2022	October 3, 2023	September 27, 2022
Revenue:
Restaurant revenue	$125,208	$126,638	$370,829	$364,873
Franchising royalties and fees, and other	2,646	2,743	8,256	8,137
Total revenue	127,854	129,381	379,085	373,010
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	31,457	35,528	93,182	101,963
Labor	39,139	39,049	118,626	113,370
Occupancy	11,500	11,135	34,351	33,358
Other restaurant operating costs	22,558	22,709	69,163	67,367
General and administrative	11,864	11,596	37,968	36,180
Depreciation and amortization	6,626	5,826	19,313	17,310
Pre-opening	541	337	1,642	1,098
Restaurant impairments, closure costs and asset disposals	2,135	1,672	5,313	5,032
Total costs and expenses	125,820	127,852	379,558	375,678
Income (loss) from operations	2,034	1,529	(473)	(2,668)
Interest expense, net	1,186	735	3,201	1,661
Income (loss) before taxes	848	794	(3,674)	(4,329)
Provision for (benefit from) income taxes	148	(1)	45	(40)
Net income (loss)	$700	$795	$(3,719)	$(4,289)
Earnings (loss) per Class A and Class B common stock, combined
Basic	$0.02	$0.02	$(0.08)	$(0.09)
Diluted	$0.02	$0.02	$(0.08)	$(0.09)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	45,935,305	46,010,824	46,166,320	45,872,893
Diluted	46,008,651	46,197,511	46,166,320	45,872,893

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2023	September 27, 2022	October 3, 2023	September 27, 2022
Revenue:
Restaurant revenue	97.9%	97.9%	97.8%	97.8%
Franchising royalties and fees, and other	2.1%	2.1%	2.2%	2.2%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	25.1%	28.1%	25.1%	27.9%
Labor	31.3%	30.8%	32.0%	31.1%
Occupancy	9.2%	8.8%	9.3%	9.1%
Other restaurant operating costs	18.0%	17.9%	18.7%	18.5%
General and administrative	9.3%	9.0%	10.0%	9.7%
Depreciation and amortization	5.2%	4.5%	5.1%	4.6%
Pre-opening	0.4%	0.3%	0.4%	0.3%
Restaurant impairments, closure costs and asset disposals	1.7%	1.3%	1.4%	1.3%
Total costs and expenses	98.4%	98.8%	100.1%	100.7%
Income (loss) from operations	1.6%	1.2%	(0.1)%	(0.7)%
Interest expense, net	0.9%	0.6%	0.8%	0.4%
Income (loss) before taxes	0.7%	0.6%	(1.0)%	(1.2)%
Provision for (benefit from) income taxes	0.1%	—%	—%	—%
Net income (loss)	0.6%	0.6%	(1.0)%	(1.2)%
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(1)As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	October 3, 2023	January 3, 2023
Balance Sheet Data
Total current assets	$22,768	$21,636
Total assets	368,830	343,843
Total current liabilities	75,589	64,113
Total long-term debt	64,040	46,051
Total liabilities	336,315	305,479
Total stockholders’ equity	32,515	38,364

	Fiscal Quarter Ended
	October 3, 2023	July 4, 2023	April 4, 2023	January 3, 2023	September 27, 2022
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	377	373	369	368	366
Franchise restaurants at end of period	91	92	92	93	93
Revenue Data:
Company-owned average unit volume	$1,335	$1,327	$1,343	$1,379	$1,387
Franchise average unit volume	$1,244	$1,203	$1,257	$1,276	$1,260
Company-owned comparable restaurant sales	(4.3)%	(5.9)%	6.9%	10.2%	3.4%
Franchise comparable restaurant sales	(1.2)%	(3.4)%	4.1%	1.3%	(3.8)%
System-wide comparable restaurant sales	(3.7)%	(5.5)%	6.4%	8.7%	2.1%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2023	September 27, 2022	October 3, 2023	September 27, 2022
Net income (loss)	$700	$795	$(3,719)	$(4,289)
Depreciation and amortization	6,626	5,826	19,313	17,310
Interest expense, net	1,186	735	3,201	1,661
Provision for (benefit from) income taxes	148	(1)	45	(40)
EBITDA	$8,660	$7,355	$18,840	$14,642
Restaurant impairments, closure costs and asset disposals	2,135	1,672	5,313	5,032
Stock-based compensation expense	694	751	3,580	3,419
Severance costs	191	—	191	—
Costs related to corporate matters	24	7	82	70
Adjusted EBITDA	$11,704	$9,785	$28,006	$23,163
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, net, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2023	September 27, 2022	October 3, 2023	September 27, 2022
Net income (loss)	$700	$795	$(3,719)	$(4,289)
Restaurant impairments, divestitures and closure costs (a)	721	531	2,084	2,164
Severance costs (b)	191	—	191	—
Costs related to corporate matters (c)	24	7	82	70
Loss on debt modification (d)	—	310	—	310
Tax impact of adjustments above (e)	10	(10)	(29)	(23)
Adjusted net income (loss)	$1,646	$1,633	$(1,391)	$(1,768)

Earnings (loss) per Class A and Class B common stock, combined
Basic	$0.02	$0.02	$(0.08)	$(0.09)
Diluted	$0.02	$0.02	$(0.08)	$(0.09)
Adjusted earnings (loss) per Class A and Class B common stock, combined (f)
Basic	$0.04	$0.04	$(0.03)	$(0.04)
Diluted	$0.04	$0.04	$(0.03)	$(0.04)
Weighted average Class A and Class B common stock outstanding, combined (f)
Basic	45,935,305	46,010,824	46,166,320	45,872,893
Diluted	46,008,651	46,197,511	46,166,320	45,872,893
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)    Reflects the adjustment to eliminate the impact of divestiture costs and ongoing closure costs recognized during the first three quarters of 2023 and 2022. Both periods include ongoing closure costs from restaurants closed in previous years. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.
(b)    Reflects the adjustments to eliminate severance costs.
(c)    Reflects the adjustments to eliminate the expenses related to certain corporate matters.
(d)    Reflects the write-off of a portion of the unamortized debt issuance costs related to the debt refinancing in the third quarter of 2022.
(e)    Reflects the tax impact of the other adjustments discussed in (a) through (d) above using the estimated annual effective tax rate.
(f)    Adjusted per share amounts are calculated by dividing adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating (Loss) Income to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 3, 2023	September 27, 2022	October 3, 2023	September 27, 2022
Income (loss) from operations	$2,034	$1,529	$(473)	$(2,668)
Less: Franchising royalties and fees, and other	2,646	2,743	8,256	8,137
Plus: General and administrative	11,864	11,596	37,968	36,180
Depreciation and amortization	6,626	5,826	19,313	17,310
Pre-opening	541	337	1,642	1,098
Restaurant impairments, closure costs and asset disposals	2,135	1,672	5,313	5,032
Restaurant contribution	$20,554	$18,217	$55,507	$48,815

Restaurant contribution margin	16.4%	14.4%	15.0%	13.4%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.